EXHIBIT 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-231902) of Lloyds Banking Group plc of our report dated 26 February 2021 relating to the financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
24 February 2023